UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 22, 2010 (November 18, 2010)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Index to Exhibits on Page 2

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)	Not applicable

(b) On November 18, 2010, Peoples Bancorp Inc. (“Peoples”) received a letter, dated November 18, 2010, from Joseph H. Wesel notifying Peoples that Mr. Wesel was retiring from the Boards of Directors of Peoples and Peoples Bank, National Association effective as of November 18, 2010.  Mr. Wesel, who has been a member of the Peoples Board of Directors since 1980, and the Board of Directors of its subsidiary, Peoples Bank, National Association, since 1974, cited his health as the basis for his decision. Mr. Wesel served in the class of directors whose terms will expire in 2011. A copy of Mr. Wesel’s letter is included as Exhibit 17 to this Current Report on Form 8-K.

(c)	through (f) Not applicable.

Item 9.01 – Financial Statements and Exhibits

(a)	through (c) Not applicable

(d) Exhibits:

The following exhibit is being included with this Current Report on Form 8-K:

Exhibit No: 17
Description

Letter, dated November 18, 2010 and received by Peoples Bancorp Inc. on November 18, 2010, from Joseph H. Wesel as notice of retirement from Boards of Directors of Peoples Bancorp Inc. and Peoples Bank, National Association effective November 18, 2010.

[Remainder of page intentionally left blank; signature on following page.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date: November 22, 2010	By: /s/	DAVID L. MEAD
David L. Mead
President and Chief Executive Officer